EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
Terra Tech Corp.:

We consent to incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-1 of Terra Tech Corp. of our audit report dated March 26, 2015, with respect to the Consolidated Balance Sheets of Terra Tech Corp. as of December 31, 2014 and 2013 and the related Consolidated Statements of Operations, Equity (Deficit) and Cash Flows for each of the fiscal years in the two-year period ended December 31, 2014.

/s/ Tarvaran, Askelson & Company, LLP
Dana Point, CA
May 27, 2015